Exhibit 99.2

Trustmark

Third Quarter 2022 Financial Results

October 25, 2022

Forward–Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "seek," "continue," "could," "would," "future" or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption "Risk Factors" in Trustmark's filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of recent heightened levels of inflation and the reactions of the FRB and other governmental departments and agencies in response thereto, the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Financial Highlights

Strong loan growth, solid credit quality, and expanding net interest margin reflected in third quarter performance

Earnings Drivers

- Loans Held for Investment (HFI) increased $641.2 million, or 5.9%, linked-quarter and $1.4 billion, or 13.9%, year-over-year
- Deposits totaled $14.4 billion, down 2.3% from the prior quarter and 3.3% year-over-year
- Investment securities totaled $3.6 billion, down 4.8% linked-quarter and up 4.3% from the prior year

Profitable Revenue Generation

- Revenue totaled $188.7 million, up $22.8 million, or 13.7%, from the prior quarter
- Net interest income (FTE) totaled $139.1 million, an increase of $23.5 million, or 20.3%, linked-quarter
- Noninterest income totaled $52.6 million, representing 27.9% of total revenue in the third quarter

Expense Management

- Noninterest expense totaled $126.7 million in the third quarter, up $2.9 million, or 2.4%, from the prior quarter
- Investments in new Atlanta loan production office (LPO) and establishment of Equipment Finance line of business reflected in increased salary and benefit expense
- Efficiency ratio improves to 64.96%

Credit Quality

- Allowance for credit losses (ACL) represented 466.0% of nonaccrual loans, excluding individually evaluated loans at September 30, 2022
- Net charge-offs totaled $1.0 million in the third quarter, and recoveries have exceeded charges-off YTD by $818 thousand
- Nonaccruals increased in the third quarter but remain at a reasonable level at 0.58% of total loans

Capital Management

- Maintained strong capital levels with CET1 ratio of 10.63% and total risk-based capital ratio of 12.85%
- Repurchased $8.0 million, or approximately 247 thousand shares of common stock in the third quarter; during first nine months of 2022, repurchased $24.6 million, or approximately 789 thousand shares of common stock; at September 30, 2022, had $75.4 million remaining authority under the repurchase program, which expires on December 31, 2022
- Board of Directors declared quarterly cash dividend of $0.23 per share

At September 30, 2022	
Total Assets	$17.2 billion
Loans (HFI)	$11.6 billion
Total Deposits	$14.4 billion
Banking Centers	176

	Q3-22	Q2-22	Q3-21(1)
Net Income ($ in millions)	$42.5	$34.3	$21.2
EPS - Diluted	$0.69	$0.56	$0.34
ROAA	0.98%	0.79%	0.49%
ROATCE	13.90%	11.36%	6.16%
Dividends / Share	$0.23	$0.23	$0.23
TE/TA	6.67%	7.23%	8.12%

Source: Company reports

(1) Q3-21 was impacted by significant non-routine transactions. Please refer to the Consolidated Financial Information, Note 6 - Non-GAAP Financial Measures

Trustmark

Loans Held for Investment (LHFI) Portfolio

Focus on profitable, credit-disciplined loan growth continued

LHFI ($ in millions)	9/30/2022	Change LQ	Change Y-o-Y
Loans secured by real estate:			
Const., land dev. and other land loans	$ 1,647	$ 207	$ 361
Secured by 1-4 family residential prop.	2,597	172	706
Secured by nonfarm, nonresidential prop.	3,207	29	282
Other real estate secured	593	38	(393)
Commercial and industrial loans	1,690	139	362
Consumer loans	163	3	5
State and other political subdivision loans	1,189	78	64
Other loans	500	(24)	24
Total LHFI	$ 11,586	$ 641	$ 1,411

Loan Portfolio Composition 09/30/22[1]



Other RE, 5%
C&I, 15%
Nonfarm-Nonres, 28%
Consumer, 1%
State & Other Political Sub. , 10%
Other, 4%
1-4 Residential, 22%
Construction, Land Dev, 14%

LHFI by Quarter



Dollar Change:
$10,175
$10,248
$10,397
$10,945
$11,586
$73
$149
$548
$641
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22

- Portfolio exhibits diversity by product type, geography, and industry
- Strong growth in the quarter while maintaining excellent credit quality
- Virtually no exposure to regulatory defined higher risk commercial and industrial outstandings and REITs

Source: Company reports
(1) Percentages may not sum to 100% due to rounding

Trustmark

Real Estate Secured Loan Portfolio Detail

CRE Portfolio ($ in millions)	09/30/22	% of CRE Portfolio
Lots, Development and Unimproved Land	$ 316	8%
1-4 Family Construction	377	9%
Other Construction	954	23%
Total Construction, Land Development and Other Land Loans	**$ 1,647**	**40%**
Retail	325	8%
Offices	269	7%
Hotels/Motels	298	7%
Industrial	344	8%
Senior Living	347	8%
Other	362	9%
Total Non-owner Occupied & REITs	**$ 1,945**	**47%**
Multi-Family[1]	518	13%
Total CRE	**$ 4,110**	**100%**

Owner-Occupied NonFarm, NonResidential ($ in millions)	09/30/22	% of Owner-Occupied Portfolio
Offices	$ 152	12%
Retail	95	8%
Industrial Warehouses	167	13%
Health Care	127	10%
Convenience Stores	153	12%
Nursing Homes/Senior Living	252	20%
Other	316	25%
Total Owner-Occupied	**$ 1,262**	**100%**

- Focused on vertical construction with limited exposure to unimproved land and development
- Well-diversified product and geographical mix
- Relatively balanced between non-owner and owner-occupied portfolios
- Virtually no REIT outstanding ($4.1 million)
- 1-4 Residential portfolio is primarily comprised of 15 year or less mortgages and Hybrid ARMs

Source: Company reports
(1) Multi-Family is included in Other Real Estate Secured Loans in Financials

Commercial Loan Portfolio Detail

Commercial Portfolio ($ in millions)	09/30/22	% of Commercial Portfolio
Finance & Insurance	$ 313	14%
Manufacturing	206	9%
Construction	206	9%
Health Care & Social Assistance	176	8%
Retail Trade	176	8%
Transportation & Warehousing	145	7%
Professional, Scientific & Technical Services	145	7%
Real Estate & Rental & Leasing	143	7%
Wholesale Trade	124	6%
Information	96	4%
Utilities	82	4%
Arts, Entertainment & Recreation	70	3%
Other Services	65	3%
Other	242	11%
Total	$ 2,189	100%

- Portfolio includes commercial, financial intermediaries, agriculture production and non-profits
- Well-diversified portfolio with no single category exceeding 14%
- Small energy book that has never been an area of focused growth
- Virtually no regulatory defined higher risk commercial and industrial outstanding ($19 million)

Source: Company reports

Allowance for Credit Losses

($ in millions)



$103
$22
-$7
-$3
$115
Net impact of quantitative changes including improvement of the macroeconomic forecast, loan growth, and individually analyzed reserves
Net impact of qualitative changes including adjustments to the COVID-19 pandemic reserve, nature and volume of the portfolio, and impact of the rising rate environment
Net impact of all other changes including prepayment studies etc.
ACL 6/30/22
ACL 9/30/22

Source: Company reports
Does not include allowance for off-balance sheet credit exposures
Totals may not foot due to rounding

Trustmark

Credit Risk Management

Solid asset quality metrics

- Allowance for credit losses represented 0.99% of loans held for investment and 466.0% of nonaccrual loans, excluding individually evaluated loans
- Net charge-offs totaled $1.0 million in the third quarter, and recoveries have exceeded charge-offs YTD by $818 thousand
- Nonaccruals increased in the third quarter but remain at a reasonable level at 0.58% of total loans
- Nonperforming assets increased in the third quarter but declined slightly year-over-year



Nonperforming Assets(1)
(in millions)
$72
$66
$67
$63
$68
$3
$64
$65
$3
$62
$71
$3
$68
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22
Nonaccrual Loans
Other Real Estate



Allowance for Credit Losses/NPLs(2)
521%
501%
484%
475%
466%
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22

Source: Company reports
Note: Unless noted otherwise, credit metrics exclude PPP loans
(1) Totals may not foot due to rounding
(2) NPLs excludes individually evaluated loans

Trustmark

Attractive, Low-Cost Deposit Base

Deposits ($ in millions)	9/30/2022	Change LQ	Change Y-o-Y
Interest Checking	$ 4,856	$ 5	$ 247
Noninterest Bearing DDA	4,359	(151)	(629)
Time Deposits	1,092	(49)	(147)
Savings	1,345	6	131
MMDA	2,773	(156)	(205)
Total Deposits	**$ 14,425**	**$ (345)**	**$ (498)**

Deposit Mix by Type 09/30/22[1][2]



MMDA, 19%
Interest Checking, 34%
Savings, 9%
Time Deposits, 8%
Nonint.-Bearing DDA, 30%

Deposit Mix – Average Balance Q3-22[1]
($ in millions)



$14,668
$14,839
$15,015
$14,966
$14,684
31%
32%
31%
31%
30%
69%
68%
69%
69%
70%
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22
Interest-bearing
Noninterest-bearing

- Deposits totaled $14.4 billion at September 30, 2022, down $345.0 million, or 2.3%, linked-quarter and $497.7 million, or 3.3%, year-over-year
- Cost of interest-bearing deposits in the third quarter totaled 0.20%, an increase of 9 basis points from the prior quarter

Source: Company reports
(1) Numbers and/or percentages may not foot due to rounding
(2) Above does not include the daily sweep between low transaction interest checking to savings for regulatory purposes

Trustmark

Income Statement Highlights – Net Interest Income



Net Interest Income – FTE(1)
($ in millions)
$101
$2
$100
$101
$101
$102
$102
$116
$116
$139
$139
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22
Interest and Fees on PPP Loans
Net Interest Income (excl. Int. on PPP Loans)



Yields and Costs(2)
3.59%
3.56%
3.58%
3.79%
4.48%
2.57%
2.53%
2.58%
2.90%
3.50%
1.29%
1.23%
1.38%
1.50%
1.63%
0.21%
0.19%
0.16%
0.17%
0.31%
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22
Loan Yield
NIM
Securities Yield
Cost of IBL



Net Interest Margin
2.90%
0.74%
-0.10%
-0.04%
0.00%
3.50%
Asset Rate/Volume
Liability Rate/Volume
# of Days in Quarter
PPP
2Q22 NIM
3Q22 NIM

- Net interest income (FTE) totaled $139.1 million, resulting in a net interest margin of 3.50% in the third quarter
- Drivers of continued expansion in net interest margin
  - Lag in realized deposit betas
  - Fed rate increases
  - Shift in earning asset mix

Source: Company reports
(1) Totals may not foot due to rounding
(2) Loan Yield includes LHFI & LHFS

Trustmark

Earning Asset Composition & Interest Rate Sensitivity

As of 09/30/22

Loans by Rate Index[1,2]



Book Balance: $11.8B
Yield[3]: 4.48%
Prime, 12%
Fixed, 46%
Variable (<= 1-month), 35%
Hybrid ARMs, 7%
Variable (> 1-month), 1%

Hedge Notional [4]



$675
$675
$513
$254
$47
2.98%
2.98%
3.02%
3.06%
3.08%
2023
2024
2025
2026
2027
Notional (Annual Avg)
Receive Fixed Rate (Annual Avg)

Change in NII to Immediate Shocks



2.7%
4.1%
5.4%
8.1%
8.1%
12.1%
+100 bps shock
+200 bps shock
+300 bps shock
Year 1
Year 2

- Substantial NII asset sensitivity is driven by loan portfolio mix with 48% variable rate
- Initiated a cash flow hedging program during the third quarter to manage asset sensitivity
  - Receive fixed interest rate swaps synthetically convert floating rate loans to fixed rate
  - Weighted average maturity is 3.5 years with a weighted average receive fixed rate of 2.98%

(1) Loans include LHFI & LHFS
(2) Totals may not foot due to rounding
(3) Loan Yield includes LHFI & LHFS
(4) $ Millions

Trustmark

Income Statement Highlights – Noninterest Income

Noninterest Income[1] ($ in millions)		Q3-22		LQ		Y-o-Y
				Change		
Service Charges on Deposit Accounts	$	11.3	$	1.1	$	2.4
Bank Card and Other Fees		9.3		(0.9)		0.8
Mortgage Banking, net		6.9		(1.3)		(7.1)
Insurance Commissions		13.9		0.2		1.8
Wealth Management		8.8		(0.3)		(0.3)
Other, net		2.4		0.5		0.9
Total Noninterest Income	$	52.6	$	(0.6)	$	(1.5)

Noninterest Income[1]
($ in millions)



$54
$9
$9
$14
$12
$9
$2
Q3-21
$51
$9
$8
$12
$12
$9
$1
Q4-21
$54
$10
$8
$10
$14
$9
$3
Q1-22
$53
$10
$10
$8
$14
$9
$2
Q2-22
$53
$11
$9
$7
$14
$9
$2
Q3-22
Service Charges on Deposit Accounts
Bank Card and Other Fees
Mortgage Banking, net
Insurance Commissions
Wealth Management
Other, net

Noninterest Income – Q3-22 [1]



Other, net, 5%
Wealth Management, 17%
Service Charges on Deposit Accounts, 22%
Insurance Commissions, 26%
Bank Card and Other Fees, 18%
Mortgage Banking, net, 13%

Noninterest Income = 27.9% of Quarterly Revenue

- Noninterest income totaled $52.6 million in the third quarter, a decrease of $647 thousand linked-quarter and $1.5 million year-over-year. The linked-quarter decline was attributable to lower mortgage banking revenue, bank card and other fees, and wealth management revenue which were offset in part by increases in service charges on deposit accounts, other, net revenue and insurance commissions
- Service charges on deposit accounts increased $1.1 million from the prior quarter and $2.4 million year-over-year
- Bank card and other fees decreased $862 thousand linked-quarter and increased $756 thousand year-over-year
- Insurance revenue totaled $13.9 million, a $209 thousand increase from the prior quarter and a $1.8 million increase from the previous year

Source: Company reports
(1) Totals may not foot due to rounding

Trustmark

Income Statement Highlights – Mortgage Banking

Mortgage Banking Income ($ in millions)	Q3-22	Change LQ	Change Y-o-Y
Mortgage servicing income, net	$ 6.7	$ 0.1	$ 0.3
Change in fair value-MSR from runoff	(3.5)	0.3	1.8
Gain on sales of loans, net	4.6	(1.4)	(8.1)
Mortgage banking income, excl. hedge	$ 7.8	$ (1.0)	$ (6.1)
Net hedge ineffectiveness	(0.9)	(0.3)	(1.1)
Mortgage banking income, net	$ 6.9	$ (1.3)	$ (7.1)

Mortgage Loan Production [1] ($ in millions)



$709
21%
79%
$591
21%
79%
$544
20%
80%
$681
18%
82%
$508
18%
82%
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22
Purchase
Refinance
69%
31%
71%
29%
73%
27%
84%
16%
92%
8%
Retail
Wholesale

Mortgage Loan Production [1][2] ($ in millions)



$709
27%
73%
2.62%
$591
27%
73%
2.46%
$544
29%
71%
2.23%
$681
49%
51%
1.97%
$508
53%
47%
1.81%
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22
Loans Sold in Secondary Market
Loans Held on Balance Sheet
Gain on sale margin (3)

- Mortgage banking revenue totaled $6.9 million in the third quarter of 2022, a $1.3 million decrease linked-quarter and a $7.1 million decline year-over year
- Mortgage loan production in the third quarter totaled $508.3 million, a decrease of 25.4% from the prior quarter and a 28.3% decrease from the prior year
- Retail production represented 82% of volume, or $414.4 million, in the third quarter

Source: Company reports
(1) Totals may not foot due to rounding
(2) Production includes Loans Available for Sale (AFS) and Portfolio
(3) Gain on Sale Margin excludes FAS 133 (Pipeline valuation adjustment)

Trustmark

Income Statement Highlights – Noninterest Expense

Noninterest Expense ($ in millions)[1]		Q3-22	Change LQ		Change Y-o-Y	
Salaries & Benefits	$	72.7	$	1.0	$	3.7
Services & Fees		25.8		1.3		3.5
Net Occupancy - Premises		7.4		0.5		0.5
Equipment Expense		6.1		0.0		0.1
Other Adjusted Expense		13.5		0.3		1.0
Adjusted Noninterest Expense [2]	$	125.5	$	3.1	$	8.9
Other Real Estate Expense		0.5		(0.1)		(0.9)
Amortization of Intangibles		0.3		(0.0)		(0.2)
Charitable Contributions State Tax Cr		0.4		0.0		0.0
ERP One-Time Expenses		0.0		0.0		(5.7)
Regulatory Expense		0.0		0.0		(5.0)
Other Noninterest Expense	$	1.2	$	(0.1)		(6.8)
Total Noninterest Expense	$	126.7	$	2.9	$	(2.9)


Adjusted Noninterest Expense (1)(2)
($ in millions)
$117
$69
$22
$7
$6
$13
$118
$68
$23
$7
$7
$14
$121
$70
$25
$7
$6
$13
$122
$72
$25
$7
$6
$13
$126
$73
$26
$7
$6
$14
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22
Salaries and Benefits
Services & Fees
Net Occupancy - Premises
Equipment Expense
Other Expense


Noninterest Expense (1)(2)
($ in millions)
$130
$13
$117
$120
$1
$118
$122
$1
$121
$124
$1
$122
$127
$1
$126
Q3-21
Q4-21
Q1-22
Q2-22
Q3-22
Adjusted Noninterest Expense
Other Noninterest Expense

- Adjusted noninterest expense totaled $125.5 million in the third quarter, up $3.1 million from the prior quarter
  - Salaries and employee benefits increased $1.0 million linked-quarter due primarily to expansion initiatives including the opening of a LPO in Atlanta and the establishment of the Equipment Finance line of business
  - Services & fees increased $1.3 million linked-quarter due to increased professional fees associated with technology and risk management initiatives

Source: Company reports
(1) Totals may not foot due to rounding
(2) For Non-GAAP measures, please refer to the Earnings Release dated October 25, 2022 and the Consolidated Financial Information, Note 6 – Non-GAAP Financial Measures

Trustmark

Capital Management

Solid capital position reflects consistent profitability of diversified financial services businesses

- Capital position remained strong with a CET1 ratio of 10.63% and a total risk-based capital ratio of 12.85% at September 30, 2022
- Repurchased $8.0 million, or approximately 247 thousand shares of common stock in the third quarter. During the first nine months of 2022, repurchased $24.6 million, or approximately 789 thousand shares of common stock. At September 30, 2022, Trustmark had $75.4 million in remaining authority under its existing stock repurchase program, which expires December 31, 2022.
- Trustmark's Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2022, to shareholders of record on December 1, 2022

Capital Ratios(1)



8.12%
11.68%
14.01%
Q3-21
7.86%
11.29%
13.55%
Q4-21
7.29%
11.23%
13.53%
Q1-22
7.23%
11.01%
13.26%
Q2-22
6.67%
10.63%
12.85%
Q3-22
TCE/TA
CET1
Total Risk-Based Capital

Source: Company reports
(1) Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital.

Outlook Commentary[1]

Balance Sheet	• Loans Held For Investment balances expected to grow mid-teens full year • Securities balances targeted at 20% to 25% of earning assets; subject to changes in market conditions • Deposit balances expected to decline mid-single digits full year, driven primarily by public fund balances
Net Interest Income	• NII expected to grow in high-teens full year based on current market implied forward interest rates
Credit	• Total provision for credit losses, including unfunded commitments, is dependent upon future loan growth and current economic forecast and is expected to be below third quarter levels • Net charge-offs requiring additional reserving are expected to be nominal based upon current economic outlook
Noninterest Income	• Service charges and bank card fees expected to move slightly higher • Mortgage Banking revenue expected to continue trending lower driven by reduced volume and lower gain on sale margin • Insurance revenue expected to increase high-single digits full year with Wealth Management expected to increase low-single digits full year
Noninterest Expense	• Adjusted noninterest expense (as previously defined) expected to increase mid-single digits full year, reflecting inflationary pressures and subject to impact of commissions in mortgage, insurance, and wealth management businesses • FIT2GROW - Market Optimization, technology and vendor management initiatives to identify further process improvement and expense reduction opportunities
Capital	• Will continue disciplined approach to capital deployment with preference for organic loan growth, as well as potential M&A and opportunistic share repurchase • Will maintain a strong capital position; ample to implement corporate priorities/initiatives

Source: Company reports

(1) See Forward Looking Statement Disclosure on page 2 of this presentation for a discussion of factors that could affect management's expectations and results in future periods.

Trustmark Corporation

Who We Are

- Trustmark is a diversified financial services company headquartered in Jackson, MS, providing banking and financial solutions through offices in AL, FL, GA, MS, TN and TX
- Our vision is to be a premier financial services provider in our marketplace.
- Our mission is to achieve outstanding customer satisfaction by providing banking, wealth management, and risk management solutions through superior sales and service, utilizing excellent people, teamwork, and diversity, while meeting our corporate financial goals.

Our Footprint



Extended Commercial Trade Area
Banking Center States
LPO

Strategic Priorities to Enhance Shareholder Value

EFFICIENCY

Pursue efficiency opportunities through adoption of technology, redesign of workflows and workforce structure

GROWTH

Focus on profitable growth to increase EPS, enhance scale, benefit from favorable demographic trends in growth markets, and increase penetration across lines of business

INNOVATION

Invest in technology solutions and data analytics to drive customer engagement, inform sales practices, and aid in the development and enhancement of product or service offerings

RISK MANAGEMENT

Prioritize risk management throughout the organization by incorporating industry leading practices to comply with all applicable regulatory requirements

CULTURE

Adopt a mindset that embraces growth, innovation and efficiency while maintaining core values and sound risk management practices